UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 12, 2018
Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.
(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)

The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2401
(Address of principal executive offices, including zip code)

(888) 762-2265
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 8.01. OTHER EVENTS.

On April 4, 2018, the Board of Directors of The PNC Financial Services Group, Inc. (the “Company”) declared a quarterly dividend of $0.75 per share on the outstanding shares of the Company’s common stock. The dividend has a payment date of May 5, 2018 to stockholders of record at the close of business on April 16, 2018.

The Company has outstanding warrants to purchase common stock of the Company, expiring December 31, 2018. In accordance with the terms of those outstanding warrants, the declaration of a dividend in excess of $0.66 per share may result in an adjustment to the warrant exercise price and to the warrant share number. As provided in the warrants, as a result of this dividend, the warrant exercise price will be reduced from $67.197 to $67.157 per share effective as of the close of business on April 16, 2018, and the warrant share number will remain 1.00.

Further information regarding the warrants and adjustments to the warrant exercise price is available on the Company’s website at www.pnc.com/investorrelations under “Stock Information.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: April 12, 2018	By:	/s/ Gregory H. Kozich
Gregory H. Kozich
Senior Vice President and Controller